Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-174869, 333-178189, 333-182226, and 333-192125) and Form S-8 (Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, 333-176089, 333-183091 and 333-190458 ) of Cytokinetics, Incorporated of our report dated March 7, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP San Jose, CA March 7, 2014